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         Media Contacts:               Analyst Contacts:
         ---------------               -----------------
         Phillip Giaramita             Carol Tutundgy
         (914) 397-1665                (914) 397-1632
         Molly Sullivan                Maryanne Rupy
         (914) 397-1652                (914) 397-1626
                                       Brian Turcotte
                                       (914) 397-1623


       IP TIMBERLANDS, LTD. ANNOUNCES REDEMPTION OF WEST COAST
                     PARTNERSHIP INTERESTS


January 5, 1998

PURCHASE, N.Y. -- IP Forest Resources Company (IPFR), managing general partner of IP Timberlands, Ltd. (IPT), today reported that on December 30, 1997, West Coast Forest Resources Limited Partnership (WCFR) redeemed IPT's preferred and 1% limited partnership interests, and IPFR's 1% limited partnership interest, in WCFR.

     As a result of these redemptions, IPT will report a book gain of approximately $120 million in its 1997 financial statements. Class A Unitholders will be allocated approximately $39 million of this gain, or $.84 per Class A Unit, based on their share of the Western region partnership interest sale in March 1996 that gave rise to these partnership interests.

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